UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2021

TEMPEST THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35890	45-1472564
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 275

South San Francisco, CA 94080

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 798-8589

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TPST	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On July 1, 2021, the Board appointed Christine Pellizzari as a Class II Director. Ms. Pellizzari has served as the General Counsel and Corporate Secretary of Insmed, Inc. (“Insmed”) since 2013 and as Chief Legal Officer since 2018. Prior to joining Insmed, from 2007 through 2012, Ms. Pellizzari held various legal positions of increasing responsibility at Aegerion Pharmaceuticals, Inc. (“Aegerion”), most recently as Executive Vice President, General Counsel and Secretary. Prior to Aegerion, Ms. Pellizzari served as Senior Vice President, General Counsel and Secretary of Dendrite International, Inc. (“Dendrite”). Ms. Pellizzari joined Dendrite from the law firm of Wilentz, Goldman & Spitzer where she specialized in health care transactions and related regulatory matters. She previously served as law clerk to the Honorable Reginald Stanton, Assignment Judge for the Superior Court of New Jersey. Ms. Pellizzari received her Bachelor of Arts, cum laude, from the University of Massachusetts, Amherst and her Juris Doctor degree from the University of Colorado, Boulder.

Ms. Pellizzari’s Class II term will expire at the Company’s Annual Meeting of Stockholders in 2023. Ms. Pellizzari has been appointed to the Audit Committee of the Board. Ms. Pellizzari will receive standard non-employee director compensation under the Company’s policies. Ms. Pellizzari does not have any relationship with the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Indemnification Agreements

On July 1, 2021, each director and executive officer of the Company entered into an indemnification agreement with the Company. The form of such indemnification agreements is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Employment Agreements

On July 7, 2021, the Company entered into new employment agreements with each of Stephen Brady, the Chief Executive Officer of the Company, Thomas Dubensky, Ph.D., the President of the Company, and Samuel Whiting, M.D., Ph.D., the Chief Medical Officer of the Company, copies of which are attached as Exhibits 10.2, 10.3 and 10.4 and are incorporated herein by reference.

Pursuant to his employment agreement, Mr. Brady is entitled to an annual base salary of $475,283 and is eligible for an annual performance bonus with a target amount equal to 40% of his base salary. In addition, Mr. Brady’s employment agreement confirms a grant of stock options to purchase 250,000 shares of the Company’s common stock. In the event that Mr. Brady experiences a termination of his employment without “cause” or he resigns for “good reason” outside of the “change in control period” (as such terms are defined in Mr. Brady’s employment agreement), provided that he executes and makes effective a release of claims against the Company and its affiliates, Mr. Brady will become entitled to (i) an amount equal to 12 months’ annual base salary plus a prorated portion of his target annual bonus for the year in which his employment terminates, payable in bi-weekly installments, (ii) an amount equal to any annual bonus for any completed calendar year, to the extent earned but not yet paid at the time of such termination, and (iii) provided that Mr. Brady elects healthcare continuation coverage under COBRA, Company-paid COBRA premiums for a maximum of 12 months.

In the event that Mr. Brady experiences a termination of his employment without cause or he resigns for good reason during the change in control period, provided that he executes and makes effective a release of claims against the Company and its affiliates, Mr. Brady will become entitled to (i) an amount equal to 18 months’ annual base salary and 150% of his target annual performance bonus, payable in a lump sum, (ii) an amount equal to any annual bonus for any completed calendar year, to the extent earned but not yet paid at the time of such termination; (iii) provided that Mr. Brady elects healthcare continuation coverage under COBRA, Company-paid COBRA premiums for a maximum of 18 months.

Pursuant to his employment agreement, Dr. Dubensky is entitled to an annual base salary of $476,283 and is eligible for an annual performance bonus with a target amount equal to 40% of his base salary. In addition, Dr. Dubensky’s employment agreement confirms a grant of stock options to purchase 250,000 shares of the Company’s common stock. In the event that Dr. Dubensky experiences a termination of his employment without “cause” or he resigns for “good reason” outside of the “change in control period” (as such terms are defined in Dr. Dubensky’s employment agreement), provided that he executes and makes effective a release of claims against the Company and its affiliates, Dr. Dubensky will become entitled to (i) an amount equal to 12 months’ annual base salary plus a prorated portion of his target annual bonus for the year in which his employment terminates, payable in bi-weekly installments, (ii) an amount equal to any annual bonus for any completed calendar year, to the extent earned but not yet paid at the time of such termination, and (iii) provided that Dr. Dubensky elects healthcare continuation coverage under COBRA, Company-paid COBRA premiums for a maximum of 12 months.

In the event that Dr. Dubensky experiences a termination of his employment without cause or he resigns for good reason during the change in control period, provided that he executes and makes effective a release of claims against the Company and its affiliates, Dr. Dubensky will become entitled to (i) an amount equal to 18 months’ annual base salary and 100% of his target annual performance bonus, payable in a lump sum, (ii) an amount equal to any annual bonus for any completed calendar year, to the extent earned but not yet paid at the time of such termination; and (iii) provided that Dr. Dubensky elects healthcare continuation coverage under COBRA, Company-paid COBRA premiums for a maximum of 18 months.

Pursuant to his employment agreement, Dr. Whiting is entitled to an annual base salary of $400,000 and is eligible to receive an annual performance bonus with a target amount equal to 35% of his base salary. In the event that Dr. Whiting experiences a termination of his employment without “cause” or he resigns for “good reason” outside of the “change in control period” (as such terms are defined in Dr. Whiting’s employment agreement), provided that he executes and makes effective a release of claims against the Company and its affiliates, Dr. Whiting will become entitled to (i) an amount equal to nine months’ annual base salary plus a prorated portion of his target annual bonus for the year in which his employment terminates, payable in bi-weekly installments, (ii) an amount equal to any annual bonus for any completed calendar year, to the extent earned but not yet paid at the time of such termination, and (iii) provided that Dr. Whiting elects healthcare continuation coverage under COBRA, Company-paid COBRA premiums for a maximum of nine months.

In the event that Dr. Whiting experiences a termination of his employment without cause or he resigns for good reason during the change in control period, provided that he executes and makes effective a release of claims against the Company and its affiliates, Dr. Whiting will become entitled to (i) an amount equal to 12 months’ annual base salary and 100% of his target annual performance bonus, payable in a lump sum, (ii) an amount equal to any annual bonus for any completed calendar year, to the extent earned but not yet paid at the time of such termination; and (iii) provided that Dr. Whiting elects healthcare continuation coverage under COBRA, Company-paid COBRA premiums for a maximum of 12 months.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Form of Indemnification Agreement

10.2	Employment Agreement, dated July 7, 2021, by and between the Company and Stephen Brady

10.3	Employment Agreement, dated July 7, 2021, by and between the Company and Thomas Dubensky, Ph.D.

10.4	Employment Agreement, dated July 7, 2021, by and between the Company and Samuel Whiting, M.D., Ph.D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPEST THERAPEUTICS, INC.

Date: July 7, 2021	By:	/s/ Stephen Brady
	Name:	Stephen Brady
	Title:	Chief Executive Officer